(Exhibit 10.18)
                         EXECUTIVE EMPLOYMENT AGREEMENT


     EXECUTIVE EMPLOYMENT AGREEMENT, dated as of February 11, 2000, (the "Agreement") by and between Medix Resources, Inc., a Colorado corporation with its principal offices located at Suite 301, 7100 E. Belleview Ave, Englewood, Colorado. ("the Company") and Michael G. Knepper (the "Executive").

     NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the parties hereto agree as follows:

     1. Employment. The Company agrees to employ the Executive and the Executive agrees to serve the Company as its Senior Vice President and Managing Director for Mergers and Acquisitions.

     2. Responsibilities and Supervision. The Executive shall devote all of his business time and attention to the affairs of the Company and its affiliated companies. The Executive shall be responsible for the identification of businesses that may be candidates to be acquired by the Company, the negotiations of any such transactions that may be authorized by the Company's Board of Directors, and such other projects that may be assigned to the Executive by the Company's Chief Executive Officer or the Company's Board of Directors, in each case subject to the general direction, approval and supervision of the Company's Chief Executive Officer and Board of Directors, and to the restrictions, limitations and guidelines set forth by the Board of Directors in resolutions adopted in the minutes of the Board of Directors meetings, copies of which shall be provided to the Executive from time to time. In the performance of his duties, the Executive shall maintain an office at 305 Madison Avenue New York, NY 10165. The terms "affiliate of" a company or "affiliated company" as used herein means any company directly or indirectly controlling, controlled by or under common control with the other company. A presumption of control shall exist for any person owning or controlling 10% or more of the outstanding voting securities of a company, and any officer, director or general partner of a company.

     3. Term of Employment. The period of the Executive's employment under this Agreement shall begin on March 1, 2000, and be for a 2-year period ending February 28, 2002, subject to the termination provisions set forth in Paragraphs 10, 11, and 12 hereunder.

     4. Duties. During the period of his employment hereunder and except for illness, specified vacation periods and reasonable leaves of absence, the Executive shall devote his best efforts and all his business time, attention and skill to the business and affairs of the Company and its affiliated companies, as such business and affairs now exist and as they may be hereinafter changed or added to, provided, however, that, with approval of the Board of Directors of the Company, the Executive may serve, on the board of directors of, or hold any other offices or positions in, companies or organizations which, in such Board's judgment, will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions, or materially affect the performance of Executive's duties pursuant to this Agreement; and further provided that the outside business is not a "Business Opportunity" of the Company, as defined herein. A Business Opportunity of the Company shall be a product, service, investment, venture or other opportunity, which is either: (a) Directly related to or within the scope of the existing business of the Company; or (b) Within the logical scope of the business of the Company, as such scope may be expanded or altered from time-to-time by the Board of Directors.

     5. Compensation. The Company shall pay to the Executive as compensation for his services, the base salary of $175,000 per year or such higher salary as from time-to-time may be approved by the Board of Directors, payable bi-monthly in accordance with the Company's normal payroll procedures.

     As additional compensation hereunder, upon the execution of this Agreement, the Company will grant to the Executive 400,000 options to purchase common stock of the Company under the Company's 1999 Stock Option Plan, at an exercise price of $ 3.97. Such options are intended to be classified as incentive stock options for tax purposes, and shall vest and expire as provided on Exhibit A attached hereto. Terms of the Stock Option grant will be set forth in a Stock Option Agreement in the form used pursuant to such Plan.

     6. Expense Reimbursement. The Company will reimburse the Executive for all reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement, including entertainment, travel and lodging costs. The Executive shall present to the Chief Executive Officer each month an itemized account of such expenses in such form as is required by the Company's accounting policies.

     7. Medical Coverage and Other Employee Benefits. The Executive will be eligible to participate in the Company's current standard benefits package, which provides health insurance with limited Company payments, long term disability, limited sick time accrual, paid holidays, 401(k) Plan participation when eligible and term life insurance at Executive's cost, on the same basis as other Executives of the Company.

     8. Vacation Time. The Executive shall be entitled to take four (4) weeks paid vacation per calendar year, which, however shall vest at the rate of one
(1) week per full calendar quarter worked hereunder. Such vacation may not be taken in any greater than consecutive two (2) week increments. Vacation time not used by the Executive during the calendar year will be forfeited. Compensation for annual vacation time vested but not taken by Executive shall be paid to the Executive at the date of termination.

      9.   Obligations of Executive During and After Employment.

     (a) The Executive agrees that during the terms of his employment under this Agreement or while receiving compensation under this Agreement, he will engage in no other business activities directly or indirectly, which are or may be competitive with or which might place him in a competing position to that of the Company, or any affiliated company.

     (b) The Executive realizes that during the course of his employment, Executive will have produced and/or have access to confidential business plans, information, business opportunity records, notebooks, data, formula, specifications, trade secrets, customer lists, account lists and secret inventions and processes of the Company and its affiliated companies. Therefore, during his employment by the Company or by an affiliated company or while receiving compensation under this Agreement, the Executive agrees to hold in confidence and not to directly or indirectly disclose or use or copy or make lists of any such information, except to the extent authorized by the Chief Executive Officer of the Company in writing. All records, files, business plans, documents, equipment and the like, or copies thereof, including copies on Company computers, relating to Company's business, or the business of an affiliated company, which Executive shall prepare, or use, or come into contact with, shall remain the sole property of the Company, or of an affiliated company, and shall not be removed from the Company's or the affiliated company's premises without the written consent of the Chief Executive Officer, and shall be promptly returned to the Company upon termination of employment with the Company and its affiliated companies. The Executive further agrees that after the term of his employment, he will not disclose or make use of any proprietary information owned by the Company or necessary in the operation of the Company's products or products under development.

     (c) Because of his employment by the Company, Executive will have access to trade secrets and confidential information about the Company, its business plan, its business opportunities, and its expansion plans into other geographical areas and its methods of doing business. Executive agrees that for a period of one (1) year after termination of his employment, he will not, directly or indirectly compete with the Company in a business that is a "Business Opportunity" of the Company or defined in Section 4 above.

     (d) In the event a court of competent jurisdiction finds any provision of this Section 9 to be so over broad as to be unenforceable, then such provision shall be reduced in scope by the court, but only to the extent deemed necessary by the court to render the provision reasonable and enforceable, it being the Executive's intention to provide the Company with the broadest protection possible against harmful competition. (e) Irreparable harm should be presumed if any provision of this Section 9 is breached in any way. Damages would be difficult if not impossible to ascertain, and the faithful observance of all terms of such Section is an essential condition of employment with the Company. In light of these considerations, Executive acknowledges that a court of competent jurisdiction should immediately enjoin any breach of this Agreement by Executive, upon the Company's request and the Company is released from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy available to the Company for such breach or threatened breach including, but not limited to, the recovery of damages from the Executive.

10.   Termination by the Company.

     (a) Termination for Cause by the Company. During the first year of the term of this Agreement, there can be no termination of the Executive by the Company except for "Termination for Cause" as outlined below:

     Notwithstanding anything herein to the contrary, the Company may, without liability, terminate the Executive's employment hereunder for cause upon five days written notice, and thereafter the Company's obligations hereunder shall cease and terminate. Grounds for termination "for cause" shall be one or more of the following:

          (1) A willful breach of duty by the Executive during the course of his employment;

          (2) The conviction of the Executive of a felony;

          (3) Habitual neglect of duty by the Executive; The Executive's material failure to perform or meet objective and measurable standards set by the President and Chief Executive Officer and agreed upon by the Executive in advance.

     (b) Termination Without Cause by the Company. After the completion of the initial year of employment hereunder, the Company may terminate the employment of the Executive upon thirty (30) days written notice without cause. In the event of termination without cause, the Company will pay the Executive six (6) months salary as compensation. In addition, at least three months prior to the expiration of this contract, the Company will either notify the Executive in writing that the contract will not be renewed or will commence good faith negotiation to enter into a new or modified contract. However, failure to renew the Executive's contract shall not be deemed to be "termination without cause" hereunder.

     11. Termination by the Executive. The Executive, with or without cause, may terminate this Agreement upon 90 days' written notice to the Company. In such event, the Executive shall be required to render the services required under this Agreement during such 90-day period, unless otherwise directed by the Board of Directors. Executive will be compensated only through the final day of his employment.

     12. Termination Upon Death of Executive. In addition to any other provision relating to termination, this Agreement shall terminate upon the Executive's death. Upon Executive's death, the Company shall pay in a lump sum, within 45 days of the Executive's death, to such person as the Executive shall have designated to the Company as his beneficiary, or, if no such person is designated, to the Executive's estate, an amount equal to all of the Executive's accrued but unpaid base salary, the value on the Company's books of any vested but unused vacation time and accrued sick time, and all unpaid expense reimbursements at the time of Executive's death.

     13. Lump Sum Compensation. In the event of the occurrence of a "Triggering Event," which shall be defined to include (i) change in ownership of 50% or more of the outstanding shares of the Company, or (ii) the merger, consolidation, reorganization or liquidation of the Company that results in a change in ownership of 50% or more in the direct or indirect ownership of the Company before the merger, consolidation, reorganization or liquidation, the Executive shall receive a lump sum compensation equal to his annual salary and incentive or bonus payments, if any, as would have been paid to the Executive during the Company's then current fiscal year (as if the Executive had been employed for the full fiscal year), within 30 days of the Triggering Event. All of Executive's granted but unvested options shall immediately vest upon the occurrence of a Triggering Event, and all of the shares underlying all the options held by him shall be registered on a Form S-8 (or any successor form) in a timely manner (no more than 45 days after such Triggering Event), to be sold to him by the Company or its successor as unrestricted and freely tradable shares. If the total amount of the change of control compensation were to exceed three times the Executive's base salary (the average annual taxable compensation of the Executive for the five years preceding the year in which the change of control occurs), the Company and the Executive may agree to reduce the lump sum compensation to be received by Executive in order to avoid the imposition of the golden parachute tax as provided in the Tax Reform Act of 1984, as amended by the Tax Reform Act of 1986. In the event the Executive is required to hire counsel to negotiate on his behalf in connection with his termination or resignation from the Company upon the occurrence of a Triggering Event, or in order to enforce his rights and the obligations of the Company as provided in this Paragraph, the Company shall reimburse to the Executive all reasonable attorney's fees which may be expended by the Executive in seeking to enforce the terms hereof. Such reimbursement shall be paid every 30 days after the Executive provides copies of invoices from the Executive's counsel to the Company.

     14. Indemnification. The Company shall indemnify and hold harmless Executive to the fullest extent and in the manner permitted by the provisions of the Colorado Business Corporation Act, as it may be amended from time to time. To the extent that any of the Company's officers or directors are covered by or benefit from one or more director's and officer's liability insurance policies, the Executive shall also be covered by or benefit from such policy or policies.

     15. Arbitration. Any controversy, dispute or claim arising out of, or relating to this Agreement and/or its interpretation shall, unless resolved by agreement of the parties, be settled by binding arbitration in Denver, Colorado in accordance with the Rules of the American Arbitration Association for employment disputes then existing. This Agreement to arbitrate shall be specifically enforceable under the prevailing arbitration laws of the State of Colorado. The award rendered by the arbitrators shall be final and judgment may be entered upon the award in any court of the State of Colorado having jurisdiction of the matter. If any legal proceeding and/or arbitration is brought to enforce or interpret the terms of this Agreement, each party shall bear its own attorney's fees, costs, and necessary disbursements in such legal proceeding and/or arbitration except as otherwise provided herein.

     16. General Provisions.

     (a) The Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, nor shall Executive's rights be subject to encumbrance or to the claims of the Company's creditors. Nothing in this Agreement shall prevent the consolidation of the Company, with or its merger into, any other corporation, or the sale by the Company of all or substantially all of its property or assets. However, the rights of the Executive hereunder shall be enforceable against any successor to the Company, and the rights of the Company hereunder shall benefit any successor to the Company.

     (b) This Agreement and the rights of Executive with respect to the obligations and benefits of employment recited in this Agreement, constitute the entire Agreement between the parties hereto in respect of the employment of the Executive by the Company and supersede any and all other agreements either oral or in writing between the parties hereto with respect to the employment of the Executive.

     (c) The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

     (d) This Agreement may not be amended or modified except by a written instrument executed by Company and Executive.

     (e) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Colorado, excluding however, the provisions governing conflicts of laws.

     17. Construction. Throughout this Agreement, the singular shall include the plural, and the plural shall include the singular, and the masculine and neuter shall include the feminine, wherever the context so requires.

     18. Text to Control. The headings of paragraphs and sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

     19. Authority. The officer executing this Agreement on behalf of the Company has been empowered and directed to do so by the Board of Directors of the Company. IN WITNESS WHEREOF, the Company and the Executive hereby execute this Agreement, as of the date first above written, with the full intention to be mutually bound by the terms hereof.

                             FOR THE COMPANY:
                             MEDIX RESOURCES, INC.


                             By:/s/ John R. Prufta
                             ---------------------
                             John R. Prufeta
                             President and Chief Executive Officer


                              THE EXECUTIVE:


                             By:/s/ Michael G. Knepper
                             -------------------------
                             Michael G. Knepper
                                                                       EXHIBIT A


                          VESTING SCHEDULE FOR OPTIONS

Options covering 400,000 shares of the Company common stock shall be granted to Executive upon the execution of this Employment Agreement, which shall vest as follows: options covering 50,000 shares will vest immediately and options covering 50,000 shares shall vest on the same date of each third month from the prior vesting date, until all options have vested (which date shall be 21 months from the date of this Agreement), so long as Executive is still employed by the Company on each of those vesting dates. However, in order to qualify for the exemption provided by Rule 16b-3, in no case shall Executive transfer or dispose of any option (other than by exercise) or the underlying common stock granted hereunder for a period of six months plus one day from the date of this Agreement. The expiration date of all of the options granted hereunder shall be the earlier of five years from the date of this Agreement or 90 days after the Executive leaves the employment of the Company.